UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 12, 2012, Mr. Jesse E. Neyman retired as Executive Vice President, Finance for Flotek Industries, Inc. (the “Company”) and as an officer and director for each subsidiary of the Company. Also on September 12, 2012, the Company and Mr. Neyman entered into a Retirement Agreement (the “Agreement”) that sets forth their mutual agreement as to the terms and conditions of Mr. Neyman’s retirement and supersedes Mr. Neyman’s existing employment agreement with the Company (subject to the continuing effectiveness of certain provisions as detailed below). Below is a description of the material terms of the Agreement. The description below is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement, Mr. Neyman will remain an employee of the Company until November 30, 2013, performing such duties as requested by the Chief Executive Officer of the Company. Upon the effectiveness of a release entered into between Mr. Neyman and the Company within 21 days of the Agreement, Mr. Neyman will receive a cash payment in the amount of $220,000. During Mr. Neyman’s continued employment with the Company, he will receive a monthly salary of $36,600 until November 30, 2013, (which employment may be terminated “for Cause”). Upon the effectiveness of a second release executed after November 30, 2013, Mr. Neyman will receive an additional cash payment in the amount of $110,000 and a cash payment in the amount of $200,000 on March 31, 2015.

The Company has agreed to continue health, dental and vision insurance coverage for Mr. Neyman and his eligible dependents until November 30, 2013, and to cover the expense of Mr. Neyman’s COBRA coverage for the greater of 24 months thereafter or the maximum period provided for under COBRA. All unvested stock options and restricted stock awards made to Mr. Neyman shall continue to vest by their terms until November 30, 2013, with all such awards vesting on the earlier of November 30, 2013, or Mr. Neyman’s death or disability (provided that certain of such awards whose vesting is conditioned on the achievement of target goals will remain so conditioned).

Mr. Neyman has agreed to cooperate with the Company and has acknowledged that the confidentiality, non-competition and non-interference provisions of his employment agreement remain in effect. Mr. Neyman has agreed to release the Company from all claims and liabilities he may have had against the Company as of the date of the Agreement and to enter into a subsequent release of claim and liabilities after November 30, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Retirement Agreement dated September 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: September 18, 2012	/s/ Johnna D. Kokenge
Johnna D. Kokenge
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retirement Agreement dated September 12, 2012.